Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS 1Q PROFIT, BEFORE ENGINEERING

INTEGRATION COSTS

Company on Track to Achieve FY11 Net Income at High End of Guidance; Order Receipts Support

Market Recovery, Stronger Volumes

WARRENVILLE, Ill. (March 9) – Navistar International Corporation (NYSE: NAV) today reported adjusted net income attributable to Navistar International Corporation for the first quarter ended Jan. 31, 2011, totaled $12 million, equal to $0.16 diluted earnings per share, excluding the impact of costs to integrate its truck and engine engineering operation. Including the engineering integration costs, the net loss attributable to Navistar International Corporation for the 2011 first quarter was $6 million, equal to $0.08 diluted loss per share.

Earnings from operations were in line with full year expectations. Bolstered by the beginning of a solid recovery in its traditional North American markets, the company reaffirmed its guidance with a bias toward the higher end.

“We have significantly raised truck production schedules by upto 40 percent on various models to reflect increasing order activity. And, overall, we remain confident that we can deliver upon our commitments while still investing in our global business,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “We see positive signs across all of our businesses. We believe industry volumes should be at the higher end of our range, military revenue will approach $2 billion, global volumes are expanding and so far we have contained challenges in commodity costs. Such that, we believe we can deliver results toward the higher side of our guidance.”

Navistar earned $2 million, equal to $0.03 diluted earnings per share in the year-ago first quarter, adjusted to exclude the impact of benefits from the Ford restructuring and related activity. Including the restructuring benefit, first quarter 2010 earnings were $19 million, equal to $0.26 diluted earnings per share. Sales and revenues for the 2011 first quarter were $2.7 billion, compared with $2.8 billion in the year-ago first quarter.

As previously indicated, Navistar forecasted its net income attributable to Navistar International Corporation for fiscal year ending Oct. 31, 2011, is expected to be between $388 million and $465 million, equal to $5 to $6 diluted earnings per share, excluding transition costs associated with the integration of the truck and engine engineering operation.

The company anticipates that total truck industry retail sales volume for Class 6-8 trucks and school buses in the United States and Canada for the year ending Oct. 31, 2011, will be 260,000 units. Truck industry volume in fiscal 2010 was 191,300 units.

The company also said its military business is on target to achieve revenue of $2 billion for the year as Navistar Defense continues to win orders and fill its order backlog.

The company’s global strategy is unfolding as planned and the company, through its NC2 and Mahindra joint ventures, is currently producing and selling commercial truck products in India, Brazil, South Africa and Australia. Navistar has invested $27 million in global expansion with NC2 and Mahindra in the first quarter ended Jan. 31, 2011.

Summary Financial Results:

	First Quarter
	2011	2010
(Dollars in Millions, except per share data)
Sales & revenues, net	$2,743	$2,809
Segment Results:
Truck	32	35
Engine	(8)	54
Parts	56	79

Manufacturing segment profit(A)	$80	$168

Income before tax expense	$6	$40
Net income (loss) attributable to Navistar International Corporation	(6)	19
Diluted earnings (loss) per share attributable to Navistar International Corporation	(0.08)	0.26
Adjusted net income attributable to Navistar International Corporation(A)	12	2
Adjusted diluted earnings per share attributable to Navistar International Corporation(A)	0.16	0.03

(A)	Non-GAAP measure, see SEC Regulation G Non-GAAP Reconciliation for additional information.

Segment Results

Truck — For the first quarter ended Jan. 31, 2011, the truck segment realized a profit of $32 million, compared with a year-ago first quarter profit of $35 million. The first-quarter profit was aided by improvements in commercial revenue due to improved pricing across all the company’s traditional classes partially driven by the use of 2010 emissions-compliant engine, but offset by $18 million of engineering integration costs related to restructuring activities at the company’s Fort Wayne, Ind., engineering facility. Additionally there were $4 million in postretirement and contract termination benefits costs at its Springfield, Ohio, truck facility, impacting the truck segment in the first quarter.

Commercial units sold by the company’s traditional United States and Canada Class 6-8 truck and school bus businesses decreased by 11 percent for the first quarter of fiscal 2011, compared with the prior year. First quarter military units also were down by more than 300 units.

During the first quarter, Navistar achieved a number of milestones, which comprise key building blocks for the future growth of the business. The company launched the International® MaxxPro® Recovery vehicle, its fully integrated Type A school bus, the IC Bus™ AE Series, and the International® ProStar®+ (Plus) with a MaxxForce® 15.

Engine — The engine segment reported a loss for the 2011 first quarter of $8 million as it completed its launch of a full lineup of 2010 compliant engines which required low-volume costs that will decline in the second half of fiscal 2011. In addition, South American diesel volumes were low in the first quarter because of holidays in Brazil, but volumes will increase substantially in the last nine months of fiscal 2011. Engine will also see the growth of it North American OEM business and it Pure Power Technologies components business in the second half of 2011 and engine segment results for fiscal 2011 are expected to exceed $100 million. Prior-year results included the impacts of the Ford North America contract which expired at the end of calendar year 2009.

After the close of the first quarter, Navistar submitted its MaxxForce 13 at 0.2 grams NOx to the U.S. Environmental Protection Agency for certification and launched the new line of MaxxForce® P brand power-generation diesel open-power units to serve global markets.

Parts — The parts segment continues to deliver solid profits. The commercial sector, in particular, grew 20 percent versus the year-ago first quarter. Military parts profits declined as a result of an inventory correction by the customer. Navistar expects this adjustment to be completed during the second quarter ending April 30, 2011, and the parts segment should return to the normalized annual rate of $400 million to $500 million at that time.

Financial Services — The 2011 first quarter results for the financial services segment have more than doubled to $32 million as the result of significant improvement in portfolio performance. This compares to a segment profit of $12 million in the year-ago first quarter. Provision for loan losses decreased $14 million relative to the prior year as the quality of our retail portfolio improved significantly. Earnings from the company’s finance segment are expected to decline as its U.S. retail portfolio runs off as the company implements its strategic alliance with GE.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco® RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 21, 2010. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended January 31,
	2011	2010
(in millions, except per share data)		(Revised)(A)
Sales and revenues
Sales of manufactured products, net	$2,693	$2,758
Finance revenues	50	51

Sales and revenues, net	2,743	2,809

Costs and expenses
Costs of products sold	2,199	2,262
Restructuring charges (benefit)	22	(17)
Selling, general and administrative expenses	318	336
Engineering and product development costs	129	109
Interest expense	63	67
Other expense (income), net	(11)	6

Total costs and expenses	2,720	2,763
Equity in loss of non-consolidated affiliates	17	6

Income before income tax expense	6	40
Income tax expense	—	8

Net income	6	32
Less: Net income attributable to non-controlling interests	12	13

Net income (loss) attributable to Navistar International Corporation	$(6)	$19

Earnings (loss) per share attributable to Navistar International Corporation:
Basic	$(0.08)	$0.27
Diluted	(0.08)	0.26

Weighted average shares outstanding:
Basic	72.5	71.2
Diluted	72.5	72.1

(A)	During the first quarter of 2011, the company changed its method of accruing for certain incentive compensation for interim reporting purposes from a ratable method to a performance-based method. The company believes that the performance-based method is preferable because it links the accrual of incentive compensation with the achievement of performance. We have revised our previously reported Consolidated Statement of Operations, Consolidated Statement of Stockholders’ Deficit, and Condensed Consolidated Statement of Cash Flows for the three months ended January 31, 2010 on a retrospective basis to reflect this change in principle based on information that would have been available as of our previous filing. The change will have no impact on our annual financial results. See Note 1, Summary of significant accounting policies of our Form 10Q for additional information.

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	January 31, 2011	October 31, 2010
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$399	$585
Marketable securities	410	586
Trade and other receivables, net	840	987
Finance receivables, net	1,770	1,770
Inventories	1,649	1,568
Deferred taxes, net	90	83
Other current assets	299	256

Total current assets	5,457	5,835
Restricted cash and cash equivalents	171	180
Trade and other receivables, net	94	44
Finance receivables, net	1,001	1,145
Investments in non-consolidated affiliates	117	103
Property and equipment (net of accumulated depreciation and amortization of $1,944 and $1,928, at the respective dates)	1,470	1,442
Goodwill	326	324
Intangible assets (net of accumulated amortization of $132 and $124, at the respective dates)	286	262
Deferred taxes, net	67	63
Other noncurrent assets	290	332

Total assets	$9,279	$9,730

LIABILITIES, REDEEMABLE EQUITY SECURITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$748	$632
Accounts payable	1,627	1,827
Other current liabilities	1,080	1,130

Total current liabilities	3,455	3,589
Long-term debt	3,866	4,238
Postretirement benefits liabilities	2,009	2,097
Deferred taxes, net	142	142
Other noncurrent liabilities	639	588

Total liabilities	10,111	10,654
Redeemable equity securities	7	8
Stockholders’ deficit
Series D convertible junior preference stock	3	4
Common stock ($0.10 par value per share, 110.0 shares authorized, 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,224	2,206
Accumulated deficit	(1,884)	(1,878)
Accumulated other comprehensive loss	(1,118)	(1,196)
Common stock held in treasury, at cost (3.1 and 3.6 shares, at the respective dates)	(113)	(124)

Total stockholders’ deficit attributable to Navistar International Corporation	(881)	(981)
Stockholders’ equity attributable to non-controlling interests	42	49

Total stockholders’ deficit	(839)	(932)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$9,279	$9,730

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended January 31,
	2011	2010
(in millions)		(Revised)(A)
Cash flows from operating activities
Net income	$6	$32
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	71	66
Depreciation of equipment leased to others	9	13
Deferred taxes	—	27
Amortization of debt issuance costs and discount	12	11
Stock-based compensation	20	10
Provision for doubtful accounts, net of recoveries	1	14
Equity in loss of non-consolidated affiliates, net of dividends	18	7
Other non-cash operating activities	7	17
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	(139)	(72)

Net cash provided by operating activities	5	125

Cash flows from investing activities
Purchases of marketable securities	(140)	(378)
Sales or maturities of marketable securities	316	328
Net change in restricted cash and cash equivalents	9	63
Capital expenditures	(95)	(40)
Purchase of equipment leased to others	(14)	(21)
Proceeds from sales of property and equipment	14	4
Investments in non-consolidated affiliates	(27)	(30)
Acquisition of intangibles	—	(11)
Business acquisitions, net of cash received	—	(2)

Net cash provided by (used in) investing activities	63	(87)

Cash flows from financing activities
Proceeds from issuance of securitized debt	45	239
Principal payments on securitized debt	(176)	(276)
Proceeds from issuance of non-securitized debt	22	471
Principal payments on non-securitized debt	(48)	(43)
Net decrease in notes and debt outstanding under revolving credit facilities	(50)	(885)
Principal payments under financing arrangements and capital lease obligations	(43)	(22)
Debt issuance costs	(3)	(21)
Proceeds from exercise of stock options	15	2
Dividends paid by subsidiaries to non-controlling interest	(19)	(19)

Net cash used in financing activities	(257)	(554)

Effect of exchange rate changes on cash and cash equivalents	3	(6)

Decrease in cash and cash equivalents	(186)	(522)
Cash and cash equivalents at beginning of period	585	1,212

Cash and cash equivalents at end of the period	$399	$690

(A)	During the first quarter of 2011, the company changed its method of accruing for certain incentive compensation for interim reporting purposes from a ratable method to a performance-based method. The company believes that the performance-based method is preferable because it links the accrual of incentive compensation with the achievement of performance. We have revised our previously reported Consolidated Statement of Operations, Consolidated Statement of Stockholders’ Deficit, and Condensed Consolidated Statement of Cash Flows for the three months ended January 31, 2010 on a retrospective basis to reflect this change in principle based on information that would have been available as of our previous filing. The change will have no impact on our annual financial results. See Note 1, Summary of significant accounting policies, of our Form 10Q for additional information.

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation excluding income taxes. Our results for interim periods are not necessarily indicative of full year results. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
Three Months Ended January 31, 2011
External sales and revenues, net	$1,800	$481	$412	$50	$—	$2,743
Intersegment sales and revenues	—	302	83	23	(408)	—

Total sales and revenues, net	$1,800	$783	$495	$73	$(408)	$2,743

Net income (loss) attributable to NIC	$32	$(8)	$56	$32	$(118)	$(6)
Income tax expense	—	—	—	—	—	—

Segment profit (loss) (B)	$32	$(8)	$56	$32	$(118)	$(6)

Depreciation and amortization	$37	$29	$2	$7	$5	$80
Interest expense	—	—	—	30	33	63
Equity in income (loss) of non-consolidated affiliates	(18)	—	1	—	—	(17)
Capital expenditures(C)	16	32	1	—	46	95
Three Months Ended January 31, 2010 (Revised)(D)
External sales and revenues, net	$1,716	$625	$417	$51	$—	$2,809
Intersegment sales and revenues	1	196	50	24	(271)	—

Total sales and revenues, net	$1,717	$821	$467	$75	$(271)	$2,809

Net income attributable to NIC	$35	$54	$79	$12	$(161)	$19
Income tax expense	—	—	—	—	8	8

Segment profit (loss) (B)	$35	$54	$79	$12	$(153)	$27

Depreciation and amortization	$41	$26	$2	$7	$3	$79
Interest expense	—	—	—	32	35	67
Equity in income (loss) of non-consolidated affiliates	(7)	—	1	—	—	(6)
Capital expenditures(C)	14	22	2	—	2	40
As of January 31, 2011
Segment assets	$2,434	$1,724	$779	$3,286	$1,056	$9,279
As of October 31, 2010
Segment assets	2,457	1,715	811	3,497	1,250	9,730

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $71 million and $70 million for the three months ended January 31, 2011 and 2010, respectively.
(B)	In the first quarter of 2011, we began allocating the gains and losses on commodities derivatives to the segment to which the underlying commodities relate. Previously, the impacts of commodities derivatives were not material and were recorded within Corporate.
(C)	Exclusive of purchase of equipment leased to others.
(D)	Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, of our Form 10Q for additional information.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below of adjusted net income and diluted earnings per share attributable to Navistar International Corporation, manufacturing segment profit, and adjusted manufacturing segment profit are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

We believe manufacturing segment profit, which includes the segment profits of our Truck, Engine, and Parts reporting segments, provides meaningful information of our core manufacturing business and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliation, and to provide an additional measure of performance.

In addition, we believe that adjusted net income and diluted earnings per share attributable to Navistar International Corporation and manufacturing segment profit excluding engineering integration costs and certain restructuring costs, which are not considered to be part of our ongoing business, improves the comparability of year to year results and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Adjusted net income and diluted earnings per share attributable to Navistar International Corporation reconciliation:
	Three Months Ended January 31,
	2011	2010
(Dollars in Millions, except per share data)
Net income (loss) attributable to Navistar International Corporation	$(6)	$19
Plus:
Engineering integration costs(A)	18	—
Ford restructuring and related charges (benefits)(B)	—	(17)

Adjusted net income attributable to Navistar International Corporation	$12	$2

Diluted earnings (loss) per share attributable to Navistar International Corporation	$(0.08)	$0.26
Effect of adjustments on diluted earnings per share attributable to Navistar International Corporations	0.24	(0.23)

Adjusted diluted earnings per share attributable to Navistar International Corporation	$0.16	$0.03

Diluted weighted shares outstanding(C)	75.9	72.1

Manufacturing segment profit and adjusted manufacturing segment profit reconciliation:
	Three Months Ended January 31,
	2011	2010
(Dollars in Millions)
Net income (loss) attributable to Navistar International Corporation	$(6)	$19
Less:
Financial services segment profit	32	12
Corporate and eliminations	(118)	(153)
Income taxes	—	(8)

Manufacturing segment profit	80	168
Plus:
Engineering integration costs(A)	18	—
Ford restructuring and related charges (benefits)(B)	—	(17)

Adjusted manufacturing segment profit	$98	$151

(A)	Engineering integration costs relate to the consolidation of our truck and engine engineering operations. The $18 million of charges relates to restructuring activities at our Fort Wayne facility. The charges were included in restructuring charges in our Truck segment. The restructuring charges recorded are based on restructuring plans that have been committed to by management and are, in part, based upon management’s best estimates of future events. Changes to the estimates may require future adjustments to the restructuring liabilities. We continue to develop plans for efficient transitions related to these activities and evaluate other options to continue the optimization of our operations and management structure.
(B)	Ford restructuring and related charges (benefits) are charges and benefits recognized in 2010 related to restructuring activity at our Indianapolis Casting Corporation and Indianapolis Engine Plant. In the first quarter of 2010, the company recognized $17 million of restructuring benefits related to restructuring activity at these locations. The restructuring benefit primarily related to the settlement of a portion of our other contractual costs for $16 million within the restructuring liability. The charges were included in restructuring charges in our Engine segment.
(C)	For the three months ended January 31, 2011, on a GAAP basis, no dilutive securities were included in the computation of diluted loss per share because they were anti-dilutive since there was a net loss attributable to Navistar International Corporation. The diluted weighted shares outstanding for the computation of adjusted diluted income per share have been adjusted for the impact of dilutive securities.

Fiscal 2011 guidance: adjusted net income and diluted earnings per share attributable to Navistar International Corporation reconciliation:
	Lower	Upper
(Dollars in Millions, except per share data)
Net income attributable to Navistar International Corporation	$311	$388
Plus: Engineering integration costs(A)	77	77

Adjusted net income attributable to Navistar International Corporation	$388	$465

Dilutive earnings per share attributable to Navistar International Corporation	$4.00	$5.00
Effect of adjustments on diluted earnings per share attributable to Navistar International Corporations	1.00	1.00

Adjusted diluted earnings per share attributable to Navistar International Corporation	$5.00	$6.00

Approximate diluted weighted shares outstanding(B)	77.6	77.6

Fiscal 2011 guidance: manufacturing segment profit and adjusted manufacturing segment profit reconciliation:
	Lower	Upper
(Dollars in Millions)
Net income (loss) attributable to Navistar International Corporation	$311	$388
Less: Financial services segment profit, Corporate and eliminations, and income taxes	(584)	(615)

Manufacturing segment profit	895	1,003
Plus: Engineering integration costs(A)	67	67

Adjusted manufacturing segment profit	$962	$1,070

(A)	Engineering integration costs relate to the consolidation of our truck and engine engineering operations. We continue to develop plans for efficient transitions related to these activities and evaluate other options to continue the optimization of our operations and management structure. We expect to incur approximately $77 million of engineering integration costs in fiscal 2011 with approximately $67 million of the costs to be recognized by our manufacturing segment and approximately $10 million of corporate charges.
(B)	Approximate diluted weighted shares outstanding based on assumed average share price of $65 per share during the period.